Exhibit 3.1

Request ID: 011545365 Demande n°: Transaction ID: 039250922 Transaction n°: Category ID: CT Categorie:	Province of Ontario Province de I'Ontario Ministry of Government Services Ministere des Services gouvemementaux	Date Report Produced: 2009/09/03 Document produit le: Time Report Produced: 16:15:32 Imprime a:

Certificate of Incorporation
Certificat de constitution

This is to certify that	Ceci certifie que

ONTARIO SOLAR ENERGY CORPORATION

Ontario Corporation No.	Numero matricule de la personne morale en Ontario

0 0 2 2 1 6 8 3 4

is a corporation incorporated, under the laws of the Province of Ontario. These articles of incorporation are effective on	est une societe constitute aux termes des lois de la province de I'Ontario. Les presents statuts constitutifs entrent en vigueur le

SEPTEMBER 03 SEPTEMBRE, 2009

KATHERINE M. MURRAY
Director/Directrice
Business Corporations Act/Loi sur les societes par actions

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Request ID / Demande n° 11545365	Ontario Corporation Number Numero de la compagnie en Ontario 2216834

FORM 1 BUSINESS CORPORATIONS ACT	FORMULE NUMERO 1 LOI SUR LES COMPAGNIES

ARTICLES  OF  INCORPORATION
STATUTS CONSTITUTIFS

1. The name of the corporation is:	Denomination sociale de la compagnie:
ONTARIO SOLAR ENERGY CORPORATION

2. The address of the registered office is:	Adresse du siege social:

255 DUNCAN MILL ROAD	Suite 203

(Street & Number, or R.R. Number & if Multi-Office Building give Room No.)
(Rue et numero, ou numero de la R.R. et, s'il s'agit edifice a bureau, numero du bureau)

TORONTO	ONTARIO
CANADA	M3B3H9
(Name of Municipality or Post Office)	(Postal Code/Code postal)
(Nom de la municipalite ou du bureau de poste)

3. Number (or minimum and maximum	Nombre (ou nombres minimal et maximal)
number) of directors is:	d'administrateurs:
Minimum 1	Maximum 9

4. The first director(s) is/are:	Premier(s) administrateurs (s) :

First name, initials and surname Prenom, initiales et nom de famille	Resident Canadian State Yes or No Resident Canadien Oui/Non

Address for service, giving Street & No. or R.R. No., Municipality and Postal Code	Domicile elu, y compris la rue et le numero, le numero de la R.R., ou le nom de la municipalite et le code postal

* OLIVER	YES
XING

255 DUNCAN MILL ROAD Suite 203
TORONTO ONTARIO
CANADA M3B 3H9

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Request ID / Demande n° 11545365	Ontario Corporation Number Numero de la compagnie en Ontario 2216834

5.	Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise
Limites, s'il y a lieu, imposees aux activites commerciales ou aux pouvoirs de la compagnie.

N/A

6.	The classes and any maximum number of shares that the corporation is authorized to issue:
Categories et nombre maximal, s'il y a lieu, d'actions que la compagnie est autorisee a emettre:

THE CORPORATION IS AUTHORIZED TO ISSUE AN UNLIMITED NUMBER OF COMMON SHARES.

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Request ID / Demande n° 11545365	Ontario Corporation Number Numero de la compagnie en Ontario 2216834

7.	Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority tilth respect to any class of shares which may be issued in series:

Droits, privileges, restrictions et conditions, s'il y a lieu, rattaches a chaque categorie d'actions et pouvoirs des administrateurs relatifs a chaque categorie d'actions que peut etre emise en serie:

N/A

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Request ID / Demande n° 11545365	Ontario Corporation Number Numero de la compagnie en Ontario 2216834

8.	The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:
L'emission, le transfert ou la propriete d'actions est/n'est pas restreinte. Les restrictions, s'il y a lieu, sont les suivantes:

N/A

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Request ID / Demande n° 11545365	Ontario Corporation Number Numero de la compagnie en Ontario 2216834

9.	Other provisions, (if any, are):
Autres dispositions, s'il y a lieu;

N/A

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Request ID / Demande n° 11545365	Ontario Corporation Number Numero de la compagnie en Ontario 2216834

10.	The names and addresses of the incorporators are
Nom et adresse des fondateurs

First name, initials and Iast name Prenom, initiale et nom de or corporate name famllle ou denomination sociale

Full address for service or address of registered office or of principal place of business giving street & No. or R.R. No., municipality and postal code
Domicile elu, adresse du siege social au adresse de l'establissement principal, y compris la rue et la numero, le numero de la R.R., le nom de la municipalite et le code postal

*	OLIVER XING 255 DUNCAN MILL ROAD Suite 203 TORONTO ONTARIO CANADA M3B 3H9